SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[ ]     Preliminary proxy statement.

[   ]     Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[  ]     Definitive proxy statement.

[X]     Definitive additional materials.

[   ]     Soliciting material under Rule 14a-12.

SCPIE HOLDINGS INC.

(Name of Registrant as Specified in its Charter)

STILWELL VALUE PARTNERS III, L.P.
STILWELL VALUE LLC
JOSEPH STILWELL
SPENCER SCHNEIDER
GREGORY NOONAN

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)        Amount Previously Paid:

    (2)        Form, Schedule or Registration Statement No.:

    (3)        Filing Party:

    (4)        Date Filed:

PRESS RELEASE	FOR IMMEDIATE RELEASE

The Stilwell Group Responds to SCPIE’s Mischaracterization

NEW YORK—(PR NEWSWIRE)—June 5, 2006—The Stilwell Group announced today that it is continuing to solicit proxies to vote for its three nominees for director at the June 22, 2006 annual stockholders meeting of SCPIE Holdings Inc. Contrary to SCPIE’s press release issued earlier today, the Stilwell Group believes that it has fully and timely complied with all requirements of the Delaware Insurance Code applicable to its proxy solicitation and that the proxies it receives, when presented at the meeting, will be valid. Joseph Stilwell commented, “This is a desperate attempt by SCPIE’s management to scare its owners and to distract attention from their dismal multi-year financial results. As directors are elected by a plurality of the votes cast, the nominees recommended by SCPIE’s management will be elected unless more votes are cast for our nominees than for theirs. We look forward to attending the annual meeting and voting the proxies entrusted to us by fellow owners of our company.”

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